EXHIBIT 3.3
Article I, Section 2
Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called only (i) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (ii) in writing by the holders of not less than 10% of all shares entitled to cast votes at the meeting, voting together as a single class (the “Requisite Holders”), which writing (a “Call Notice”) shall be directed to the Secretary of the Corporation. The Call Notice shall set forth the purpose or purposes of the meeting, request that the Board of Directors fix a record date for such meeting, which shall also be the record date for determining the right to participate in calling such special meeting (the “Dual Record Date”). The Call Notice shall also state the purpose or purposes for which the meeting is to be called and shall include the information set forth in Sections (a)-(k) of Article I, Section 7 hereof and Sections (a)-(k) of Article II, Section 12, if applicable. Business proposed by stockholders to be transacted at any special meeting called by the Requisite Holders shall be limited to the purpose or purposes stated in the Call Notice. Except in accordance with this Section 2 of Article I of these Bylaws, stockholders shall not be permitted to propose business to be brought before a special meeting of stockholders.
The Board of Directors shall, following the Secretary’s receipt of a Call Notice, fix the Dual Record Date for such special meeting, which date shall not be more than twenty (20) days following the date upon which the Call Notice was received by the Corporation. The stockholders that submitted the Call Notice to the Secretary of the Corporation shall, within two (2) business days following the Dual Record Date, verify their status as Requisite Holders as of the Dual Record Date. The Board of Directors may cancel the special meeting if such stockholders fail to adequately verify their status.
The Board of Directors shall determine the time, place, and date of any special meeting, including any special meeting called by the Requisite Holders. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at a special meeting called by the Board of Directors or called by the Requisite Holders. The Board of Directors shall provide written notice of any special meeting of the stockholders to the stockholders in accordance with Section 3 of this Article I of these Bylaws. Business transacted at any special meeting shall be limited to the purpose or purposes stated in such notice.
Article I, Section 7
Notice of Stockholder Business. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before an annual meeting by a stockholder pursuant to this Section 7. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders. For business to be properly brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record and must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, notice of a stockholder proposal to be presented at an annual meeting shall be received at the Corporation’s principal executive offices not less than 120 calendar days in advance of the date that the Corporation’s (or the Corporation’s predecessor’s) proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which the public announcement of the date of the annual meeting was first made.
A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (a) a brief description of the business proposed to be brought before the annual or special meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of each Proposing Person, (c) a representation that the Proposing Person described in subsection (i) of the definition of “Proposing Person” is a holder of record of stock of the Corporation entitled to vote on the business proposed on the date of such notice and intends to appear in person or by proxy at the meeting to propose the business to be brought before the meeting; (d) the class or series and number of shares of the Corporation which are owned of record or beneficially owned by each Proposing Person, (e) any material interest of the Proposing Person in the business proposed to be brought before the meeting, and a reasonably detailed description of all agreements, arrangements, and understandings between or among any of the Proposing Persons and any other persons or entities (including their names) in connection with the proposal of such business by such stockholder, (f) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such Proposing Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (g) any proxy, contract, arrangement, understanding, or relationship pursuant to which any Proposing Person has a right to vote, directly or indirectly, any shares of any security of the Corporation, (h) any short interest in any security of the Corporation held by each such Proposing Person (for purposes of this Section 7, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (i) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such Proposing Person that are separated or separable from the underlying shares of the Corporation, (j) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (k) any performance-related fees (other than an asset-based fee) that each such Proposing Person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such Proposing Person’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date). Nothing in this Section 7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
For purposes of these Bylaws, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual or special meeting, or a Record Date Request, (ii) the beneficial owner(s), if any, on whose behalf the notice of the business proposed to be brought before the meeting is made, or the Record Date Request is made, (iii) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert. For purposes of the foregoing, a person shall be deemed to be “Acting in Concert” with another person if such persons have any agreement, arrangement, or understanding (whether or not express or written) for the purpose of acquiring, holding, voting or disposing of stock or Derivative Instruments of the Company, or the making of a Record Date Request or proposing business pursuant to Section 2 of Article I, or making nominations pursuant to Section 12 of Article II; provided, that a person shall not be deemed to be Acting in Concert with another person solely as a result of the solicitation or receipt of revocable proxies from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.
Article II, Section 12
Nomination of Director Candidates. Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors (including election of directors to fill vacancies) may be made by: (i) the Board of Directors or a proxy committee appointed by the Board of Directors or (ii) any stockholder of record entitled to vote in the election of Directors generally. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to make nominations (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act). However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at an annual meeting or at a special meeting called by the stockholders pursuant to Section 2 of Article I for the purpose of electing directors only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, notice of a stockholder nomination for a director to be elected at an annual meeting shall be received at the Corporation’s principal executive offices not less than 120 calendar days in advance of the date that the Corporation’s (or the Corporation’s predecessor’s) proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which the public announcement of the date of the annual meeting was first made. To be timely, notice of a stockholder nomination by a Nominating Person for a director to be elected at a special meeting called by the stockholders pursuant to Section 2 of Article I must be included by the Nominating Person with the Record Date Request for such meeting.
A stockholder’s notice to the Secretary for a nomination for a director to be elected at an annual or a special meeting of the stockholders called pursuant to Section 2 of Article I shall set forth: (a) the name and address of each Nominating Person and of the person or persons to be nominated; (b) a representation that the Nominating Person described in subsection (i) of the definition of “Nominating Person” is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a reasonably detailed description of all agreements, arrangements or understandings between or among each Nominating Person or any nominee and any other persons or entities (naming such persons or entities) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by the Nominating Person described in subsection (i) of the definition of “Nominating Person” as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; (e) the consent of each nominee to serve as a director of the Corporation if so elected; (f) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such Nominating Person or any nominee, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (g) any proxy, contract, arrangement, understanding, or relationship pursuant to which any Nominating Person or nominee has a right to vote, directly or indirectly, any shares of any security of the Corporation; (h) any short interest in any security of the Corporation held by each Nominating Person or any nominee (for purposes of this Section 12, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (i) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such Nominating Person or any nominee that are separated or separable from the underlying shares of the Corporation, (j) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Nominating Person or nominee is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (k) any performance-related fees (other than an asset-based fee) that each such Nominating Person or any nominee is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such Nominating Person’s or any nominee’s immediate family sharing the same household (which information set forth in this paragraph sha ll be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date).
For purposes of this Section 12, the term “Nominating Person” shall mean: (i) the stockholder providing the notice of the nomination proposed to be made at the meeting; (ii) the beneficial owner(s), if any, on whose behalf the nomination proposed to be made at the meeting is made; (iii) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner; and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert. A person shall not be eligible for election or re-election as a director at an annual or special meeting unless such person has been nominated by: (i) the Board of Directors or a proxy committee appointed by the Board of Directors, or (ii) a record stockholder in accordance with this Section 12.